SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/
Check the appropriate box:
/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           HOME BANCORP OF ELGIN, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

/_/      Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                  [LETTERHEAD OF HOME BANCORP OF ELGIN, INC.]






                                        March 12, 1998


Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Home Bancorp of Elgin, Inc. (the "Company"), the holding company for Home Federal Savings and Loan Association of Elgin (the "Association"), Elgin, Illinois, which will be held on April 16, 1998 at 16 North Spring Street, Elgin, Illinois 60120 at 2:00 p.m., Central Time (the "Annual Meeting").

         The attached Notice of the 1998 Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending December 31, 1998, will be present at the Annual Meeting to respond to appropriate questions.

         The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

         Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY.

         On behalf of the Board of Directors and the employees of Home Bancorp of Elgin, Inc. and Home Federal Savings and Loan Association of Elgin, we thank you for your continued support.


                                        Sincerely yours,

                                        /s/ George L. Perucco
                                        -------------------------------------
                                        George L. Perucco
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           HOME BANCORP OF ELGIN, INC.
                             16 NORTH SPRING STREET
                              ELGIN, ILLINOIS 60120
                                 (847) 742-3800


                NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1998


         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Home Bancorp of Elgin, Inc. (the "Company") will be held on April 16, 1998 at 16 North Spring Street, Elgin, Illinois 60120, at 2:00 p.m., Central Time, to consider and vote upon:

         1. The election of three directors, each to serve for a term of three years;

         2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and

         3. Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Company is not aware of any other business that may properly come before the Annual Meeting.

         The Board of Directors has fixed March 6, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                   By Order of the Board of Directors,

                                   /s/ Kathleen A. Schroeder
                                   -----------------------------------
                                   Kathleen A. Schroeder
                                   VICE PRESIDENT AND SECRETARY

Elgin, Illinois
March 12, 1998

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                           HOME BANCORP OF ELGIN, INC.

                             PROXY STATEMENT FOR THE
                       1998 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 16, 1998


                               GENERAL INFORMATION

GENERAL

         This Proxy Statement and accompanying proxy card are being furnished to the stockholders of Home Bancorp of Elgin, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the shares of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"), as of the close of business on March 6, 1998 (the "Record Date"), for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 16, 1998 at 16 North Spring Street, Elgin, Illinois 60120, at 2:00 p.m., Central Time, and at any adjournment or postponement thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to stockholders on or about March 12, 1998.

         On September 26, 1996, the Company became the holding company for Home Federal Savings and Loan Association of Elgin (the "Association") upon completion of the conversion of the Association from the mutual form of organization into the stock form of organization (the "Conversion"). The Company, a Delaware corporation, operates as a savings association holding company for its wholly-owned subsidiary, the Association.

RECORD DATE AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on March 6, 1998 as the Record Date for the determination of the Company's stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting. On the Record Date, there were 6,855,799 shares of Common Stock issued and outstanding. The presence of the holders of at least a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of Common Stock of the Company entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Company.

         Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Company at the Annual Meeting and at any adjournment or postponement thereof. As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the issued and outstanding shares of Common Stock ("Excess Shares") shall be entitled to cast one one-hundredth (1/100) of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes and imposes a duty on the Board of Directors, by action of a majority, to interpret all of the terms and provisions of the Certificate of Incorporation governing Excess Shares and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner; (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner; (iii) whether a person or purported owner has an agreement, arrangement or understanding with any other person or purported owner as to the voting or disposition of any shares of Common Stock; (iv) the application of any other definition or operative provision of the Certificate of Incorporation to the given facts; or (v) any other matter relating to the applicability or effect of the Certificate of Incorporation.

         All properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS. Management is not aware of any matters other than those set forth in the Notice of the 1998 Annual Meeting of Stockholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Company.

VOTE REQUIRED

         The vote required for each proposal is set forth in the discussion of such proposal under the caption "--Vote Required."

REVOCABILITY OF PROXIES

         A proxy may be revoked at any time before it is voted by filing with the Company a duly executed instrument revoking the proxy or by submitting a duly executed proxy bearing a later date. A proxy may also be revoked by attending and voting at the Annual Meeting or any adjournment or postponement thereof, if a written revocation is filed with the secretary of the Annual Meeting prior to the voting of such proxy.

         IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR STOCKHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

SOLICITATION OF PROXIES

         The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company and the Association, by telephone or through other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, which firm will be paid a fee of $3,000, plus out-of-pocket expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF THE COMPANY

         The following table sets forth, as of January 31, 1998 (except where a later date is specified), certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company's outstanding shares of Common Stock as of January 31, 1998. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the "SEC") and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which such person has or shares, directly or indirectly, voting or investment power, or (2) of which such person has the right to acquire beneficial ownership at any time within 60 days after January 31, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of such shares.

                                        NAME AND ADDRESS OF                 AMOUNT AND NATURE OF
      TITLE OF CLASS                     BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP            PERCENT
---------------------------  -----------------------------------------  -----------------------------  -----------------
Common Stock, par            Employee Stock Ownership Plan                       560,740(1)                   8.1%
value $.01 per share         of Home Bancorp of Elgin, Inc.
                             16 North Spring Street
                             Elgin, Illinois  60120

Common Stock, par            Janus Capital Corporation                           435,755(2)                   6.4%
value $.01 per share         100 Fillmore Street
                             Denver, Colorado  80206-4923

------------------------------

(1) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which Harris Bank Barrington, N.A., serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust as directed by the ESOP Committee. The ESOP Committee must generally direct the vote, tender or exchange of shares of Common Stock allocated to participants' accounts in accordance with instructions received from the participants. As of January 31, 1998, 88,256 shares of Common Stock held by the ESOP Trust have been allocated to eligible participants in the ESOP. The ESOP Committee must generally vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Committee receives instructions. The ESOP Committee must generally direct the tender or exchange of any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Committee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Committee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee of the Company's Board of Directors has sole investment power, but no voting power over, the Common Stock held in the ESOP Trust.

(2) Based on information in a Schedule 13G, dated February 13, 1998, the Janus Capital Corporation ("Janus Capital") is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients (collectively, the "Managed Portfolios"). As a result of its role as investment adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of Common Stock held by the Managed Portfolios. Thomas H. Bailey owns approximately 12.2% of Janus Capital and is the President and Chairman of the Board of Directors of Janus Capital. Mr. Bailey, as the controlling person of Janus Capital, may be deemed to have beneficial ownership of the shares of Common Stock beneficially owned or deemed to be beneficially owned by Janus Capital.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of the Company as a group, as of January 31, 1998. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.


                                                                             AMOUNT AND          PERCENT OF
                                                                               NATURE              COMMON
                                             POSITION WITH                  OF BENEFICIAL          STOCK
            NAME                             THE COMPANY(1)               OWNERSHIP(2)(3)(4)    OUTSTANDING
-----------------------------        --------------------------------   ---------------------  --------------
                                                                 `
George L. Perucco                    Director, President and Chief             95,465               1.4%
                                     Executive Officer
Lyle N. Dolan                        Director, Executive Vice                  57,002                  *
                                     President and Treasurer
Orval M. Graening                    Director                                  24,018(5)               *
Thomas S. Rakow                      Director                                  82,318(6)            1.2%
Henry R. Hines                       Director                                  24,018                  *
Donald E. Laird                      Director                                  17,058(7)               *
Leigh C. O'Connor                    Director                                  17,518                  *
Richard S. Scheflow                  Director                                  17,018                  *
Kenneth L. Moran                     Senior Vice President and                 40,127                  *
                                     Chief Lending Officer                    -------              -----
All directors and executive                                                   991,601(8)           14.5%
 officers as a group (13 persons)

-----------------------------------
*        Less than one percent
(1)      Titles are for both the Company and the Association.
(2) See "Principal Stockholders of the Company" for the definition of "beneficial ownership."
(3) Includes restricted stock awards of 14,018 shares of Common Stock made to each outside director under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan (the "RRP"). Under the RRP, Messrs. Perucco, Dolan and Moran were also granted restricted stock awards of 70,092, 42,055 and 28,037 shares of Common Stock, respectively. Each recipient of an RRP restricted share award has sole voting power, but no investment power, over the shares of Common Stock covered by the award. The restricted stock awards will vest in 20% increments on an annual basis, with the first installment scheduled to vest on May 1, 1998.
(4) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of December 31, 1997 to individual accounts as follows: Mr. Perucco, 5,373 shares; Mr. Dolan, 4,947 shares; Mr. Moran, 4,490 shares; and all directors and executive officers as a group, 26,201 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.
(5)      10,000 of these shares are held by a trust for Mr. Graening.
(6) Mr. Rakow owns 10,840 shares in his own name, and his spouse owns 20,000 shares in her own name. Rakow Enterprises, Inc., a corporation controlled by Mr. Rakow, owns 12,500 shares, and 18,300 shares are held for the benefit of Mr. Rakow by the 401(k) Plan established by this corporation. This total also includes 6,660 shares owned by the IHC Group Foundation. Mr. Rakow is a Trustee of this Foundation and may be deemed to have beneficial ownership of these shares since he may exercise "voting" and "investment power" over these shares in his capacity as a Trustee. Mr. Rakow disclaims beneficial ownership of these 6,660 shares.
(7) Ownership of 1,500 shares is held by a trust established by Mr. Laird under which his spouse is the designated beneficiary, and ownership of 1,500 shares is held by a trust established by Mr. Laird's spouse under which Mr. Laird is the designated beneficiary. Mr. Laird's spouse owns 40 shares in her own name.
(8) The amount of shares for all directors and executive officers as a group includes 472,484 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 1997, over which the ESOP Committee has sole "investment power" but no "voting" power. Each such person disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee.

        -----------------------------------------------------------------
                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
        -----------------------------------------------------------------


GENERAL

         The Certificate of Incorporation and Bylaws of the Company provide for the election of directors by the stockholders. For this purpose, the Board of Directors of the Company is divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring at each annual meeting of stockholders. At each annual meeting of stockholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of preferred stock, of which there currently are none) whose term expires at that time shall be elected by the stockholders to serve for a term of three years. There are currently eight directors of the Company.

         The terms of three directors expire at the Annual Meeting. Each of the three incumbent directors, George L. Perucco, Lyle N. Dolan and Donald E. Laird, has been nominated by the Board of Directors to be re-elected at the Annual Meeting for a three-year term expiring at the annual meeting of stockholders to be held in 2001, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The terms of the remaining two classes of directors expire at the annual meetings of stockholders to be held in 1999 and the year 2000, or when their successors are otherwise duly elected and qualified.

         In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee. Such substitute shall be designated by the incumbent Board of Directors by delivery to the Secretary, not fewer than five (5) days prior to the date of the Annual Meeting, of a written notice of substitution.

VOTE REQUIRED

         Directors are elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."


                                             DIRECTOR          TERM                       POSITION(S) HELD WITH THE
NOMINEES                       AGE(1)        SINCE(2)         EXPIRES                    COMPANY AND THE ASSOCIATION
--------                       ------     -------------- ---------------- ----------------------------------------------------------
George L. Perucco               71            1965             2001       Director, President and Chief Executive Officer
Lyle N. Dolan                   56            1984             2001       Director, Executive Vice President and Treasurer
Donald E. Laird                 66            1985             2001       Director

CONTINUING DIRECTORS
--------------------
Orval M. Graening               87            1967             1999       Director
Henry R. Hines                  78            1975             2000       Director
Leigh C. O'Connor               85            1967             1999       Director
Thomas S. Rakow                 55            1980             2000       Director
Richard S. Scheflow             73            1974             2000       Director

--------------------------------

(1)      As of December 31, 1997.
(2) Includes service as a Director with the Association prior to the Company's incorporation in 1996.

         The principal occupation and business experience of each nominee for election as director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for the last five years.

NOMINEES FOR ELECTION AS DIRECTOR

         GEORGE L. PERUCCO has served as the President and Chief Executive Officer of the Association since 1965. Mr. Perucco joined the Association in 1961 and has also served as Assistant Secretary, Secretary and Executive Vice President of the Association. Prior to joining the Association, Mr. Perucco was an executive in the Accounting Division of the United States League of Savings Associations.

         LYLE N. DOLAN has served as the Association's Executive Vice President and Treasurer since 1986 and as a director of the Association since 1984. Prior to that, Mr. Dolan served as Vice President and Treasurer of the Association since 1974 and Treasurer of the Association since 1970.

         DONALD E. LAIRD has served as a director of the Association since 1985. He is the President of Laird Funeral Home, PC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE AS DIRECTOR.

CONTINUING DIRECTORS

         ORVAL M. GRAENING has served as a director of the Association since 1967. He is the former President of Woodruff & Edwards, Inc., a foundry company, and retired in 1990.

          HENRY R. HINES has served as a director of the Association since 1975. He retired from his position as Vice President of Williams Manufacturing Co., a medical equipment manufacturer, in 1980.

         LEIGH C. O'CONNOR has served as a director of the Association since 1967. He retired from his position as Office Manager of Illinois Hydraulic Inc., a construction company, in 1980.

         THOMAS S. RAKOW has served as a director of the Association since 1980. He is the President of IHC Group, Inc., a general contractor, the President of Rakow Enterprises, Inc., an equipment leasing company, and a partner in Harkow Partnership, a real estate company.

         RICHARD S. SCHEFLOW has served as a director of the Association since 1974. He is a partner with the law firm of Scheflow & Rydell, located in Elgin, Illinois.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE ASSOCIATION

         The Board of Directors of each of the Company and Association meet on a monthly basis and may have additional special meetings from time to time. During the fiscal year ended December 31, 1997, the Board of Directors of the Association met 13 times, and the Company's Board of Directors met 12 times. No current director attended fewer than 75% of the total number of board meetings and committee meetings of which such director was a member.

         The Company has established the following committees of its Board of
Directors:

         The EXECUTIVE COMMITTEE of the Company consists of Messrs. O'Connor (Chairman), Dolan, Graening, Rakow, Perucco, Hines, Scheflow and Laird. This Committee is authorized to exercise certain powers of the Board of Directors in the interim period between meetings of the Board. The Executive Committee will meet periodically to review and monitor operating expenses with a particular emphasis on expense savings. The Executive Committee will consider longer-term strategic and industry issues. The Company's Executive Committee did not meet in 1997.

         The AUDIT COMMITTEE of each of the Company and the Association consists of Messrs. Graening (Chairman), Rakow, Hines, Scheflow, Laird and O'Connor. The Audit Committee of the Association meets periodically to arrange the Association's annual financial statement audit through its independent Certified Public Accountants, KPMG Peat Marwick LLP, and to review and evaluate recommendations made during the annual audit. The Audit Committee of the Company performs a similar function for the Company. The Audit Committee met once in 1997.

         The COMPENSATION COMMITTEE of the Company consists of Messrs. Graening, Hines, Laird, O'Connor, Rakow and Scheflow. This Committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers and determines the compensation and benefits to be paid to the Association's employees. The Compensation Committee met once in 1997.

EXECUTIVE OFFICERS

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.


         NAME                    POSITION HELD WITH THE COMPANY
         ----                    ------------------------------
         George L. Perucco       President and Chief Executive Officer
         Lyle N. Dolan           Executive Vice President and Treasurer
         Kenneth L. Moran        Senior Vice President and Chief Lending Officer
         David G. Towe           Vice President Loan Operations and Marketing
         Raymond G. Bandemer     Vice President
         Kathleen A. Schroeder   Vice President and Secretary
         Pat A. Lenart           Vice President

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "--Employment Agreements."

         Biographical information of executive officers of the Company or the Association who are not directors is set forth below.

         KENNETH L. MORAN, age 52, has served as the Association's Senior Vice President and Chief Lending Officer since 1986. He has worked at the Association in various capacities since 1970.

         DAVID G. TOWE, age 45, has served as the Association's Vice President, Loan Operations & Marketing since 1986. He has served the Association in various capacities since 1973.

         RAYMOND G. BANDEMER, age 54, has served as Vice President of the Association since 1986 and has served the Association since 1981. Prior to that, he was employed at Tel-A-Data Corporation and was Assistant Vice President at Unity Savings Association of Chicago.

         KATHLEEN A. SCHROEDER, age 50, has served as Vice President and Secretary of the Association since 1989. She has been employed by the Association since 1964.

         PAT A. LENART, age 57, has served as the Association's Vice President, Personnel Director since 1989. She has worked at the Association in various capacities since 1976.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

         THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL," FILED WITH THE SEC SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. The Compensation Committee continues to review the compensation program to better reflect the Company's public company status. It is intended that the executive compensation program will enable the Company and the Association to attract, develop and retain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders.

         It is the Company's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation, consisting of a base salary and discretionary bonus payments, participation in the Association's fringe benefit plans and participation in the Company's stock benefit plans. These elements are intended to provide an overall compensation package that is commensurate with the Company's financial resources, that aligns the executives' financial interests with those of the Company's stockholders and that is responsive to the immediate and long-term needs of the executive officers and their families. The compensation practices of other savings and loan associations in the Chicago metropolitan area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

         The Board of Directors of the Company accepted without modification all of the Compensation Committee's recommendations on executive compensation for the fiscal year ended December 31, 1997. The composition of the Association's Compensation Committee is the same as that of the Company's Compensation Committee.

BASE SALARY

         During 1996, an independent review of the competitiveness of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other comparably-sized and similarly-located thrift institutions. Base salary levels were found to be generally above competitive levels when compared to these institutions, while total cash compensation was at competitive peer group levels. The Association's base salaries, however, were found to be higher than competitive levels, because the Association, unlike other institutions in its peer group, historically did not provide annual or long-term incentives to its executives.

         For the fiscal year ended December 31, 1997, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. Annual salary rates were increased 4% over the prior year's rates, primarily to reflect cost of living increases. Fringe benefit programs, consisting of life, disability and group health insurance coverages, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. In addition, all executive officers participated in the Company's Employee Stock Ownership Plan (the "ESOP") for the fiscal year ended December 31, 1997. Each executive officer has an individual account within the ESOP Trust, which is invested primarily in employer securities, with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of the Association and the Company.

         The determination of the Chief Executive Officer's compensation for the fiscal year ended December 31, 1997 was based on the same general principles applied to other executive officers.

LONG TERM INCENTIVES

         On April 17, 1997, the Company's stockholders adopted the Company's 1997 Stock Option Plan (the "Stock Option Plan") and the Company's 1997 Recognition and Retention Plan ("RRP") for outside directors, executives and other employees. Awards of stock options and restricted stock were made to the executive officers at that time. The options become exercisable at the rate of 20% per year over a five year period, with the first installment scheduled to vest on April 17, 1998. The restricted stock awards vest at the rate of 20% per year over a five year period, with the first installment scheduled to vest on May 1, 1998. The Committee believes that long term incentives are the most effective way of aligning executive rewards with the creation of value for stockholders through stock appreciation. It is intended that future awards be dependent on Company and individual performance, as well as competitive market conditions.

CHIEF EXECUTIVE OFFICER

         During fiscal 1997, and as identified in the Summary Compensation Table, the Chief Executive Officer was granted 175,231 stock options under the Stock Option Plan and 70,092 stock awards under the RRP. The Compensation Committee determined these awards based on: a study of competitive practices of other comparable institutions, its philosophy on the importance of emphasizing equity participation and its evaluation of the CEO's long term contribution to the Company's and the Association's performance. The Committee sought to recognize the CEO's successful efforts in building a high-quality institution and management team capable of becoming a public company and his ability to manage the ongoing transition and future direction that will focus on quality, growth and profitability, and maximizing shareholder returns.

                                   COMPENSATION COMMITTEE OF
                                     HOME BANCORP OF ELGIN, INC.


                                   ORVAL M. GRAENING
                                   HENRY R. HINES
                                   DONALD E. LAIRD
                                   LEIGH C. O'CONNOR
                                   THOMAS S. RAKOW
                                   RICHARD S. SCHEFLOW

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Graening, Hines, Laird, O'Connor, Rakow and Scheflow. Mr. Scheflow, a director of the Company, is also a partner in the law firm of Scheflow & Rydell. During the 1997 fiscal year, this law firm provided legal representation to the Association on corporate matters and in foreclosure proceedings. The Association paid Scheflow & Rydell a total of $18,485 for legal work performed during the 1997 fiscal year. There are no other interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of the Company and corporations with respect to which such persons are affiliated, or otherwise.

PERFORMANCE GRAPH

         The following graph compares the Company's total cumulative stockholder return from September 26, 1996, the date of the Company's initial public offering, to December 31, 1997, to the total return for the Nasdaq National Market and the total return for the S&L Index, which is an index for publicly traded thrift institutions that trade on a major exchange.







                              [PERFORMANCE GRAPH]












---------------------------------------------------------------------------------------------------------------
                                       9/26/96     12/31/96     3/31/97       6/30/97      9/30/97     12/31/97
                                       -------     --------     -------       -------      -------     --------
Home Bancorp of Elgin, Inc.            100.00      135.00       150.00        165.00       178.75      178.75

NASDAQ Market Index                    100.00      105.13        99.49        117.43       137.27      127.88

S & L Index                            100.00      113.54       133.76        164.10       198.32      197.83


                                  Assumes $100 Invested on September 26, 1996.
                                         Assumes dividends reinvested.
---------------------------------------------------------------------------------------------------------------

THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE.

DIRECTORS' COMPENSATION

         FEE ARRANGEMENTS. Currently, each director of the Association, other than Messrs. Perucco and Dolan, receives an annual retainer of $27,528 for attendance at board meetings. The aggregate amount of fees paid to such directors by the Association for the year ended December 31, 1997 was $165,168. No additional fees are paid for attendance at board committee meetings. Directors of the Company are not separately compensated for their services as such. Directors of the Company are also eligible to receive stock options and restricted stock awards pursuant to the Company's Stock Option Plan and RRP. For descriptions of the Stock Option Plan, RRP and awards granted under such plans, see "Stock Option Plan" and "Recognition and Retention Plan."

EXECUTIVE COMPENSATION

         CASH COMPENSATION. The following table sets forth the cash compensation paid by the Association for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995, to the Chief Executive Officer and all executive officers of the Association who received aggregate salary and bonus in excess of $100,000 (the "Named Executive Officers").

                                                     SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM COMPENSATION
                                                                                    ------------------------------------------------
                                                   ANNUAL COMPENSATION(1)                   AWARDS          PAYOUTS
                                            --------------------------------------  ----------------------  -------
                                                                        OTHER       RESTRICTED
                                                                       ANNUAL          STOCK                  LTIP        ALL OTHER
       NAME AND PRINCIPAL                                           COMPENSATION      AWARDS       OPTIONS   PAYOUTS    COMPENSATION
            POSITIONS               YEAR    SALARY($)   BONUS($)       ($)(2)         ($)(3)       (#)(4)     ($)          ($)(5)
---------------------------------   ----    ---------   --------   --------------- -------------  --------   -------    ------------

George L. Perucco, President.....   1997     $223,241      --           $3,986       $1,038,063    175,231      --         $96,822
  and Chief Executive Officer       1996     $214,655      --           $4,104            --          --        --         $17,613
                                    1995     $204,433      --           $2,884            --          --        --         $   734

Lyle N. Dolan, Executive Vice....   1997     $140,143      --           $5,976       $  622,835    105,138      --         $90,375
  President and Treasurer           1996     $134,753      --           $4,682            --          --        --         $12,872
                                    1995     $128,336      --           $4,635            --          --        --         $ 1,430

Kenneth L. Moran, Senior Vice....   1997     $113,612      --           $4,872       $  415,228     70,092      --         $81,845
  President and Chief Lending       1996     $109,242      --           $3,547            --          --        --         $10,340
   Officer                          1995     $104,040      --           $3,625            --          --        --         $ 1,145

--------------------------------------------

(1) Under Annual Compensation, the column titled "Salary" includes base salary, director's fees and payroll deductions for health insurance under the Association's health insurance plan.
(2) Represents amounts reimbursed for the payment of taxes. For 1997, 1996 and 1995, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; or (d) preferential discounts on stock.
(3) Pursuant to the RRP, Mr. Perucco, Mr. Dolan and Mr. Moran were awarded 70,092, 42,055 and 28,037 shares of restricted stock, respectively, as of April 17, 1997, which vest in 20% increments on an annual basis, with the first installment scheduled to vest on May 1, 1998. Dividends attributable to such shares are paid to the individuals on the payment date for such dividends. The dollar amounts shown in the table for 1997 are based on the fair market value of a share of Common Stock on April 17, 1997, which was $14.813. The aggregate fair market value of the restricted stock awards made to Mr. Perucco, Mr. Dolan and Mr. Moran were $1,252,895, $751,722 and $501,161, respectively, on December 31,
         1997, based on a closing price of $17.875 per share. During the fiscal years ended December 31, 1996 and 1995, neither the Association nor the Company maintained any restricted stock plans. In the case of death, disability, retirement or a change in control, as defined in the RRP, all restricted stock awards become immediately exercisable.
(4) Includes 175,231, 105,138 and 70,092 shares of Common Stock subject to options granted to Messrs. Perucco, Dolan and Moran, respectively, pursuant to the Stock Option Plan. The options granted under the Stock Option Plan are intended to qualify as "incentive stock options" under
         Section 422 of the Internal Revenue Code, as amended (the "Code") to the maximum extent possible, and any options that do not qualify will constitute non-qualified stock options. The Stock Option Plan provides for options to become exercisable in five equal installments, beginning on April 17, 1998, and generally remain exercisable until the tenth anniversary of the grant date of April 17, 1997, subject to earlier expiration upon termination of employment. In the case of death, disability, retirement or a change in control, as defined in the Stock Option Plan, all options granted become immediately exercisable.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(5) Includes (a) dollar value of premiums paid by the Association with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for 1997, 1996 and 1995 as follows: Mr. Perucco, $774, $603 and $734; Mr. Dolan, $1,948, $1,518 and $1,430; and Mr. Moran, $1,581,
         $1,214 and $1,145; and (b) allocations of Common Stock under the ESOP (valued at a price per share of $17.875 and $13.50, which was the closing sales price for the Common Stock on The Nasdaq Stock Market National Market System on December 31, 1997 and 1996, respectively) for 1997 and 1996 as follows: Mr. Perucco, $96,048 and $17,010; Mr. Dolan, $88,427 and $11,354; and Mr. Moran, $80,264 and $9,126.

EMPLOYMENT AGREEMENTS

         Effective upon the Conversion, the Company and the Association entered into Employment Agreements with each of Messrs. Perucco, Dolan and Moran (the "Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Association and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Association and the Company depends to a significant degree on the skills and competence of the Senior Executives.

         The Employment Agreements provide for a three-year term for Mr. Perucco and two-year terms for Messrs. Dolan and Moran. The Association's Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with the Senior Executive's concurrence, extend its Employment Agreements for an additional year, so that the remaining terms shall be three and two years, respectively, after conducting a performance evaluation of the Senior Executive. The Company's Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive. The Employment Agreements provide that the Senior Executive's base salary will be reviewed annually. It is anticipated that this review will be performed by non-employee members of the Board, and the Senior Executive's base salary may be increased on the basis of his job performance and the overall performance of the Association. The base salaries for Messrs. Perucco, Dolan and Moran as of January 1, 1997 were $223,241, $140,143 and $113,612 respectively. In addition to the base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Association or Company and the Senior Executive. The Employment Agreements provide for termination by the Association or the Company at any time for cause as defined in the Employment Agreements.

         In the event of the termination of the Senior Executives' due to death or disability, or in the event the Association or the Company chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Association and the Company for certain reasons specified in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of the Association or the Company during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Association and the Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements. Reasons specified as grounds for resignation for purposes of the Employment Agreements are: failure to elect or re-elect the Senior Executive to his offices; failure to vest in him the functions, duties or authority associated with such offices; any material breach of contract by the Association or the Company which is not cured within 30 days after written notice thereof; and, following a Change of Control (as defined in the Employment Agreements), include demotion, loss of title, office or significant authority or responsibility, any reduction in any element of compensation or benefits, any adverse change on location of the principal place of employment or working conditions or resignation for any other reason. In general, for purposes of the Employment Agreements and the plans maintained by the Company or the Association, a "change of control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of the Company or the Association, upon stockholder approval of a merger or consolidation or a change of the majority of the Board of Directors of the Company or the Association, or liquidation or sale of substantially all the assets of the Company or the Association.

         Payments to the Senior Executives under the Association's Employment Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Association. Payment under the Company's Employment Agreements would be made by the Company. To the extent that payments under the Company's Employment Agreements and the Association's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Association. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

         Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of the Association or the Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Association. The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

EMPLOYEE RETENTION AGREEMENTS

         The Association and the Company have entered into Employee Retention Agreements with the following four executive officers: Mr. Towe, Mr. Bandemer, Ms. Schroeder and Ms. Lenart ("Contract Employee" or "Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Association's affairs, relieved of distractions arising from the possibility of a corporate change of control. The Retention Agreements do not impose an immediate obligation on the Association to continue the Contract Employees' employment but provide for a period of assured employment ("Assurance Period") following a change of control of the Association or Company. The Retention Agreements provide for an initial Assurance Period of one year commencing on the date of a change of control, subject to extension.

         If, upon a change of control, or within 12 months of, and in connection with, a change of control, a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or he voluntarily resigns within one year following a material adverse change in his position, duties, salary or due to a material breach of the Agreement by the Association or Company, the Contract Employee (or, in the event of his death, his estate) would be entitled to a lump sum cash payment equal to the present value of the remaining base salary and bonus payments due during the Assurance Period plus any additional contributions and benefits that the Contract Employee would have earned under the Association or Company's employee benefit plans during the Assurance Period. Each Contract Employee's life, health, and disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements is limited to three times the Contract Employee's average total compensation for the prior five calendar years, and is subject to further reduction if necessary to avoid the characterization of such payments as excess parachute payments for purposes 280G of the Code. Payments to the Contract Employees under their respective Retention Agreements will be guaranteed by the Company to the extent that the required payments are not made by the Association.

BENEFITS

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Company has established, and the Association and the Company have adopted for the benefit of eligible employees, an ESOP and related trust. Substantially all employees of the Association or the Company who have attained age 21 and have completed one year of service may be eligible to become participants in the ESOP. The ESOP purchased eight percent (8%) of the Common Stock issued in the Conversion with funds borrowed from the Company. Although contributions to the ESOP will be discretionary, the Company or the Association intends to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. The Company and the Association may make additional annual contributions to the ESOP to the maximum extent deductible for federal income purposes.

         Shares purchased by the ESOP have been pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Benefits generally become vested at the rate of 10% per year for the first two years of service and 20% per year for the next three years, with 100% vesting after five years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65 or older, disability or separation from service.

         In connection with the establishment of the ESOP, a Committee of the Company's Board of Directors was appointed to administer the ESOP (the "ESOP Committee"). Harris Bank Barrington, N.A. has been appointed as the ESOP's trustee. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP and the voting of shares held in the ESOP Trust. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The ESOP may purchase additional shares of Common Stock in the future, in the open market or otherwise, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow. Whether such purchases will be made and the terms and conditions of any such purchases will be determined by the ESOP's fiduciaries taking into account such factors as they consider relevant at the time, including their judgment as to the attractiveness of the Common Stock as an investment, the price at which Common Stock may be purchased and, in the case of leveraged purchases, the terms and conditions on which borrowed funds are available and the willingness of the Company or the Association to offer purchase money financing or guarantee purchase money financing offered by third parties.

         STOCK OPTION PLAN. The Home Bancorp of Elgin, Inc. 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders at the 1997 Annual Meeting. The purpose of the Stock Option Plan continues to be to promote the growth of the Company, the Association and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 700,925 shares of Common Stock for issuance upon the exercise of stock options granted under the Plan.

         The Stock Option Plan is administered by the members of the Board's Compensation Committee who are disinterested directors ("Option Committee"). In general, both "incentive stock options" and non-qualified stock options to purchase Common Stock of the Company ("Options") may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All Options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of the effective date of the Stock Option Plan, each outside director of the Company was granted a non-qualified stock option to purchase an aggregate of 35,046 shares of Common Stock at an exercise price of $14.813 per share.

         All stock options granted under the Plan generally vest in 20% increments over a five year period subject to automatic full vesting upon the optionee's death, disability or retirement or upon a change in control of the Company, as defined in the Stock Option Plan, beginning April 17, 1998. The Company believes the use of a vesting schedule will encourage each Option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. All costs of the Stock Option Plan are borne by the Company. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

         The following table summarizes the grants that were made to the Named Executive Officers during 1997.

                                            OPTION/SAR GRANTS IN FISCAL YEAR 1997
                                                           INDIVIDUAL GRANTS
                                    --------------------------------------------------------------
                                                                                                      POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUME
                                                                                                          ANNUAL RATE OF
                                                       PERCENT OF                                           STOCK PRICE
                                        NUMBER OF        TOTAL                                           APPRECIATION FOR
                                        SECURITIES    OPTIONS/SAR                                          OPTION TERM
                                        UNDERLYING     GRANTED TO                                   -------------------------
                                       OPTIONS/SARS   EMPLOYEES IN     EXERCISE OR
                                         GRANTED       FISCAL YEAR     BASE PRICE     EXPIRATION         5%          10%
NAME                                     (#)(1)            (%)        ($ PER SHARE)      DATE            ($)         ($)
----                                ---------------- --------------- --------------- -------------- ------------ ------------
George L. Perucco,
 President and Chief Executive
 Officer............................     175,231         35.7            14.813        4/16/07       1,632,452     4,136,853
Lyle N. Dolan, Executive Vice
 President and Treasurer............     105,138         21.4            14.813        4/16/07         979,466     2,482,098
Kenneth L. Moran, Senior Vice
 President and Chief Lending
 Officer............................      70,092         14.3            14.813        4/16/07         652,977     1,654,732


(1) All Options granted are Incentive Stock Options which become exercisable in 20% increments on an annual basis, with the first installment scheduled to vest on April 17, 1998. In case of death, disability, retirement or a change in control, as defined in the Stock Option Plan, all Options granted become immediately exercisable.

         The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock, which was $17.875 per share. The first installment of options becomes exercisable on April 17, 1998. Therefore, no exercises occurred in 1997.

                     AGGREGATED OPTIONS IN 1997 FISCAL YEAR AND 1997 FISCAL YEAR END OPTIONS
                                                     NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                                    OPTIONS/SARS AT FISCAL               OPTIONS/SARS AT FISCAL
                                                           YEAR-END                            YEAR-END(1)
                                                              (#)                                  ($)
NAME                                               EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
----                                               -------------------------            -------------------------
George L. Perucco,
 President and Chief Executive Officer......               0/175,231                            0/537,083
Lyle N. Dolan, Executive Vice President and
 Treasurer..................................               0/105,138                            0/322,248
Kenneth L. Moran, Senior Vice President
 and Chief Lending Officer..................               0/70,092                             0/214,832

---------------------


(1) None of the outstanding stock options held by the Named Executive Officer are currently exercisable. The closing price per share of Common Stock on December 31, 1997 was $17.875, and all Options have an exercise price of $14.813 per share, which equals a spread of $3.062.

         RECOGNITION AND RETENTION PLAN. The Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan (the "RRP") was adopted by the Board of Directors of the Company and approved by the Company's stockholders at the 1997 Annual Meeting. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Association and other affiliates. The RRP is administered by the members of the Board's Compensation Committee who are disinterested directors ("RRP Committee"). All costs and expenses of administering the RRP are paid by the Company.

         As required by the terms of the RRP, the Company has established a trust ("Trust") and has contributed to the Trust, funds sufficient to purchase up to 280,370 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests and which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have vested. As of December 26, 1997, ownership of shares subject to restricted stock awards was transferred from the Trust to each individual granted awards. If an individual award recipient terminates service prior to full vesting of the restricted stock awards granted pursuant to the RRP, the shares subject to the award will be forfeited and returned to the Company.

         Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of January 31, 1998, each outside director has been granted a Restricted Stock Award with respect to 14,018 shares of Common Stock. All outstanding Restricted Stock Awards will vest and become distributable at the rate of 20% per year, over a five year period, commencing on May 1, 1998, subject to automatic full vesting on the date of the Award holder's death, disability or retirement or upon a change in control of the Company.

         The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Association has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by the Association in the ordinary course of business and were not made with more favorable terms nor did they involve more than the normal risk of collectibility or present unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $1,640,860 or 1.72% of the Association's total equity at December 31, 1997.

         The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

         Richard S. Scheflow, a director of the Association and the Company, is a partner in the law firm of Scheflow & Rydell, which firm represents the Association on corporate matters and foreclosure proceedings. In connection with such representation of the Association, Scheflow & Rydell received fees of $18,485 for the year ended December 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of Common Stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners for the fiscal year ended December 31, 1997 were complied with.

        -----------------------------------------------------------------
                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
        -----------------------------------------------------------------

GENERAL

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify KPMG Peat Marwick LLP's appointment.

VOTE REQUIRED

         The ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Accordingly, shares as to which the "ABSTAIN" box has been selected on the Proxy Card will be counted as present and entitled to vote and will have the effect of a vote against Proposal 2. Shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote for Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

         The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder's notice to the Secretary shall set forth such information as required by the Bylaws of the Company. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "--Date For Submission of Stockholder Proposals."

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the Company's proxy statement and proxy card relating to the Company's 1999 Annual Meeting of Stockholders must be received by the Company by November 12, 1998, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R.
Section 240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the stockholders at the 1998 Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Company.



                                   By Order of the Board of Directors,

                                   /s/ Kathleen A. Schroeder
                                   -----------------------------------
                                   Kathleen A. Schroeder
                                   VICE PRESIDENT AND SECRETARY

Elgin, Illinois
March 12, 1998


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Home Bancorp of Elgin, Inc.                                      REVOCABLE PROXY



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF HOME BANCORP OF ELGIN, INC. FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON APRIL 16, 1998.

         The undersigned stockholder of Home Bancorp of Elgin, Inc. hereby appoints Kenneth L. Moran, Thomas S. Rakow and Richard S. Scheflow, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Home Bancorp of Elgin, Inc. held of record by the undersigned on March 6, 1998, at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m., Central Time, on April 16, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 1998 Annual Meeting of Stockholders and Proxy Statement, dated March 12, 1998, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSAL LISTED IN ITEM 2.

                  PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
                   REVERSE SIDE AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                                                    HOME BANCORP OF ELGIN, INC.
                                                                                                             I will attend
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/       the Annual Meeting. /_/

------------------------------------------------------------------------------
The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.
------------------------------------------------------------------------------

1.    Election of three Directors for    FOR   WITHHOLD   FOR ALL    2.    Ratification of the appointment of
      terms of three years each.         ALL     ALL      EXCEPT           KPMG Peat Marwick LLP as              FOR AGAINST ABSTAIN
      NOMINEES: George L. Perucco,       /_/     /_/       /_/             independent auditors for the fiscal   /_/   /_/     /_/
      Lyle N. Dolan and                                                    year ending December 31, 1998.
      Donald E. Laird

      INSTRUCTION: TO WITHHOLD
      AUTHORITY to vote for any
      individual nominee, write that
      nominee's name in the space
      provided:

      ------------------------------
            Nominee Exception

                                                                     The undersigned hereby acknowledges receipt of the Notice of the 1998 Annual Meeting of Stockholders and the Proxy
                                                                     Statement, dated March 12, 1998 for the Annual Meeting.

                                                                     ---------------------------------------------------------------

                                                                     ---------------------------------------------------------------
                                                                     Signature(s)

                                                                     Dated:___________________________________________________, 1998
                                                                     Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                       Fold and Detach here.

                      Please vote, sign, date and return this proxy form promptly using the enclosed envelope.

                  [LETTERHEAD OF HOME BANCORP OF ELGIN, INC.]







                                        March 12, 1998



TO:      ALL EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP") PARTICIPANTS


Re:      ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 1998

         As you know, Home Bancorp of Elgin, Inc. ("Company"), maintains the Employee Stock Ownership Plan (the "ESOP") for the benefit of eligible employees of the Company and the Home Federal Savings and Loan Association of Elgin. Shares of the Company's common stock ("Common Stock") are purchased by the ESOP, held in trust by its trustee, Harris Bank Barrington, N.A. ("Trustee"), and then allocated to the accounts of ESOP participants over a period of years. The ESOP allows its participants (including any former participants and beneficiaries) to have certain voting rights at the Company's stockholder meetings with respect to shares of Common Stock held by the Trustee.

         In connection with the Annual Meeting of Stockholders of Home Bancorp of Elgin, Inc. to be held on April 16, 1998, enclosed are the following documents:

         1.       Confidential Voting Instruction card for the ESOP;
         2. Proxy Statement dated March 12, 1998, including a Notice of Annual Meeting of Stockholders; and
         3.       The Company's 1998 Annual Report to Stockholders.

         As a participant in the ESOP, you have the right to direct the Trustee how to vote the shares allocated to your account under the ESOP as of March 6, 1998, the record date for the Annual Meeting ("Record Date"), on the proposals to be voted on by the Company's stockholders. Your rights as a participant in the ESOP will vary depending on whether the matter being voted on is an "Anticipated Proposal" or an "Unanticipated Proposal."

ANTICIPATED PROPOSALS

         Each ESOP participant has the right to specify how the ESOP Trustee should vote the shares in his or her ESOP account as of the Record Date. In general, the Trustee will vote the shares in your ESOP account by casting votes FOR, AGAINST or ABSTAIN with respect to each proposal as you specify on the Confidential Voting Instruction card accompanying this letter. The number of shares in your ESOP account are shown on the enclosed Confidential Voting Instruction card.

         The Trustee's fiduciary duties require it to vote any shares for which it receives no voting instructions, as well as any shares not yet allocated to ESOP participants, in a manner determined to be prudent and solely in the interest of the ESOP participants and beneficiaries. If you do not direct the Trustee how to vote the shares in your ESOP account, the Trustee will, to the extent consistent with its fiduciary duties, vote your shares in a manner calculated to most accurately reflect the instructions received from other participants in the ESOP. The same is true of shares of Common Stock not yet placed in anyone's ESOP account.

UNANTICIPATED PROPOSALS

         It is possible, although very unlikely, that proposals other than those specified on the enclosed Confidential Voting Instruction card will be presented for stockholder action at the 1998 Annual Meeting of Stockholders. If this should happen, the Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

                                    * * * * *

         Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. YOU SHOULD THEN SEAL THE COMPLETED CARD IN THE ENCLOSED ENVELOPE AND RETURN IT DIRECTLY TO THE TRUSTEE USING THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. The Confidential Voting Instruction card must be received by the Trustee no later than April 6, 1998.

         PLEASE NOTE THAT THE VOTING INSTRUCTIONS OF INDIVIDUAL PARTICIPANTS ARE TO BE KEPT CONFIDENTIAL BY THE TRUSTEE, WHO HAS BEEN INSTRUCTED NOT TO DISCLOSE THEM TO ANYONE AT THE ASSOCIATION OR THE COMPANY. IF YOU HAVE ANY QUESTIONS REGARDING YOUR VOTING RIGHTS OR THE TERMS OF THE ESOP, PLEASE CALL PAT A. LENART AT (847) 742-3800.


                                        Very truly yours,


                                        THE COMPENSATION COMMITTEE OF
                                        HOME BANCORP OF ELGIN, INC.


Enclosures

                           HOME BANCORP OF ELGIN, INC.

                         CONFIDENTIAL VOTING INSTRUCTION

                     SOLICITED BY THE COMPENSATION COMMITTEE
                         OF HOME BANCORP OF ELGIN, INC.
                       FOR THE HOME BANCORP OF ELGIN, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN


         The undersigned participant, former participant or beneficiary of a deceased former participant of the Home Bancorp of Elgin, Inc. Employee Stock Ownership Plan (the "ESOP") hereby provides the voting instructions specified to the trustee ("Trustee") of the ESOP trust (the "ESOP Trust"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Home Bancorp of Elgin, Inc. that are held by the Trustee, in its capacity as Trustee of the ESOP, as of March 6, 1998, at the 1998 Annual Meeting of Stockholders of Home Bancorp of Elgin, Inc. to be held on April 16, 1998, and at any adjournment or postponement thereof.

         As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated March 12, 1998, the Trustee will vote the common stock of Home Bancorp of Elgin, Inc. held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Compensation Committee dated March 12, 1998.



         (CONTINUED ON REVERSE SIDE. PLEASE COMPLETE, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.)

         THE BOARD OF DIRECTORS OF HOME BANCORP OF ELGIN, INC. RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. IF THIS CONFIDENTIAL VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. THE DIRECTIONS, IF ANY, GIVEN IN THIS CONFIDENTIAL VOTING INSTRUCTION WILL BE KEPT CONFIDENTIAL FROM ALL DIRECTORS, OFFICERS AND EMPLOYEES OF HOME BANCORP OF ELGIN, INC. OR HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN.


                                                                                  Please mark your votes like this
                                                                                                  /X/
------------------------------------------------------------------------------------------------------------------------------------
1.       Election of three Directors for terms of three years each.
         Nominees: George L. Perucco, Lyle N. Dolan, and Donald E. Laird                 FOR all nominees
                                                                                       (except as otherwise          WITHHOLD
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S              indicated)          as to all nominees
NAME IN THE SPACE PROVIDED:_____________________________________________________               /_/                     /_/


2.       Ratification of the appointment of KPMG Peat Marwick LLP as independent        FOR             AGAINST         ABSTAIN
         auditors of Home Bancorp of Elgin, Inc. for the fiscal year ending
         December 31, 1998.                                                             /_/               /_/             /_/
------------------------------------------------------------------------------------------------------------------------------------

         In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustees.

         All proposals listed above in this Confidential Voting Instruction were proposed by Home Bancorp of Elgin, Inc.

         The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of Annual Meeting of Stockholders of Home Bancorp of Elgin, Inc., a Proxy Statement dated March 12, 1998 for the Annual Meeting and a 1998 Annual Report to Stockholders.

         PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED NO LATER THAN APRIL 6, 1998.


                                   DATE_________________________________________


                                   SIGNATURE____________________________________

                                   Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.